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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this amendment No. 1 to Registration Statement # 333-98105 of Pfizer Inc. on Form S-4 of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001; and of our report dated February 25, 2000, on specified consolidated financial statements of the former Monsanto Company and subsidiaries for the year ended December 31, 1999, incorporated by reference in the annual report of Pharmacia on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
St. Louis, Missouri

September 27, 2002